CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
                           PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Amendment No. 3 to Form 10-KSB of Championlyte Holdings, Inc. for the period ended December 31, 2003, David Goldberg, Principal Executive Officer and Principal Financial Officer of Championlyte Holdings, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Amendment No. 3 to Form 10-KSB for the period ended December 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Amendment No. 3 to Form 10-KSB for the period ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Championlyte Holdings, Inc.

A signed original of this written statement required by Section 906 has been provided to Championlyte Holdings, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

CHAMPIONLYTE HOLDINGS, INC.

Dated: May 24 , 2005

By: David Goldberg(6)
Principal Executive Officer and Principal Financial Officer

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(6) Effective May 12, 2005, David Goldberg resigned as Principal Executive Officer and Principal Financial Officer.